Exhibit 10.8

EXECUTION VERSION

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of March 7, 2012 (this “Agreement”), among CommScope, Inc. (“Borrower”), CommScope Holding Company, Inc. (“Holdings”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors,” and together with Holdings, the “Guarantors”), the Lenders, J.P. Morgan Securities LLC, as arranger and sole book-runner (the “Arranger”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and Mizhuho Corporate Bank, Ltd. as syndication agent (in such capacity, the “Syndication Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Guarantors listed on the signature pages thereto, the several lenders from time to time party thereto (the “Original Lenders”), J.P. Morgan Securities LLC, as Arranger and Sole Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent originally entered into the credit agreement on January 14, 2011 (the “Original Credit Agreement”), pursuant to which the Original Lenders made certain loans and other extensions of credit to Borrower;

WHEREAS, the Obligations (as defined in the Original Credit Agreement, hereinafter the “Original Obligations”) of Borrower and the other Loan Parties under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement, hereinafter the “Loan Documents”) are secured by certain collateral (hereinafter the “Original Collateral”) and are guaranteed or otherwise benefited by the Loan Documents;

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety to effect the amendments described therein and to create the Tranche 1 Term Loans (as defined below) having identical terms with, having the same rights and obligations under the Loan Documents as and in the same aggregate principal amount as, the Term Loans (as defined in the Original Credit Agreement) outstanding immediately prior to the date hereof (the “Original Term Loans”) except as such terms are amended in the Amended and Restated Credit Agreement (as defined below);

WHEREAS, each Original Lender who executes and delivers this Agreement shall be deemed, upon effectiveness of this Agreement, to have exchanged its Original Term Loans (which Original Term Loans shall thereafter be deemed terminated) for Tranche 1 Term Loans under the Amended and Restated Credit Agreement in the same aggregate principal amount as such Original Lender’s Original Term Loans, and such Original Lender shall thereafter become a Tranche 1 Lender under the Amended and Restated Credit Agreement;

WHEREAS, each Person who executes and delivers this Agreement as an Additional Tranche 1 Lender will make Tranche 1 Term Loans under the Amended and Restated Credit Agreement on the effective date of this Agreement to Borrower, the proceeds of which will be used by Borrower to repay in full the outstanding principal amount of Original Term Loans of Non-Consenting Original Lenders (as defined below);

WHEREAS, Borrower shall pay to each Original Lender all accrued and unpaid interest on its Original Term Loans to, but not including, the date of effectiveness of this Agreement on such date of effectiveness;

WHEREAS, the parties hereto intend that (a) the Original Obligations that remain unpaid and outstanding as of the Amendment and Restatement Date (as defined below) shall continue to exist under the Amended and Restated Credit Agreement on the terms set forth therein and (b) the Original Collateral and the Loan Documents shall continue (in accordance with their terms) to secure, guarantee, support and otherwise benefit, as applicable, the Original Obligations (other than, for the avoidance of doubt, the Original Term Loans which are deemed replaced by the Tranche 1 Term Loans) as well as the other Obligations of Borrower and the other Loan Parties under the Amended and Restated Credit Agreement (including, without limitation, Obligations in respect of the Tranche 1 Term Loans) and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. (a) Certain Definitions. The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Additional Tranche 1 Term Loan Commitment” means, with respect to an Additional Tranche 1 Lender, the commitment of such Additional Tranche 1 Lender to make Tranche 1 Term Loans on the Amendment and Restatement Date, in an amount set forth next to the signature of such Additional Tranche 1 Lender on this Agreement or otherwise indicated in writing to the Administrative Agent. The aggregate amount of the Additional Tranche 1 Term Loan Commitments shall equal the outstanding principal amount of Original Term Loans of Non-Consenting Original Lenders.

“Additional Tranche 1 Lender” means a Person with an Additional Tranche 1 Term Loan Commitment to make Tranche 1 Term Loans to Borrower on the Amendment and Restatement Date. For the avoidance of doubt, an Additional Tranche 1 Lender may be an Original Lender.

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amended and Restated Credit Agreement” is defined in Section 3 hereof.

“Amendment and Restatement Date” is defined in Section 4 hereof.

“Arranger” is defined in the preamble.

“Borrower” is defined in the preamble.

“Guarantors” is defined in the preamble.

“Holdings” is defined in the preamble.

“Lenders” is defined in the preamble.

“Loan Documents” is defined in the recitals hereto.

“Mortgage Amendment” is defined in Section 12 hereof.

“Non-Consenting Original Lender” means each Original Lender that has not executed and delivered a counterpart of this Agreement on or prior to the Amendment and Restatement Date for an amount of Tranche 1 Term Loans at least equal to its Original Term Loans immediately prior to the Amendment and Restatement Date.

“Original Collateral” is defined in the recitals hereto.

“Original Credit Agreement” is defined in the recitals hereto.

“Original Lenders” is defined in the recitals hereto.

“Original Obligations” is defined in the recitals hereto.

“Original Term Loans” is defined in the recitals hereto.

“Subsidiary Guarantors” is defined in the preamble.

“Tranche 1 Term Loan” means a Loan made pursuant to Section 2.01 of the Amended and Restated Credit Agreement on the Amendment and Restatement Date.

“Tranche 1 Term Loan Commitment” means, with respect to an Original Lender, the agreement of such Original Lender to exchange its Original Term Loans for an equal aggregate principal amount of Tranche 1 Term Loans on the Amendment and Restatement Date under the Amended and Restated Credit Agreement, as evidenced by such Original Lender executing and delivering this Agreement.

“Tranche 1 Lender” means, collectively, (i) each Original Lender that executes and delivers this Agreement on or prior to the Amendment and Restatement Date and (ii) each Additional Tranche 1 Lender.

(b) Other Definitions. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Amended and Restated Credit Agreement shall have such meanings when used in this Agreement.

SECTION 2. Exchange of Original Term Loans

(a) Subject to and upon the terms and conditions herein and of the Amended and Restated Credit Agreement, each Original Lender with a Tranche 1 Term Loan Commitment severally agrees to exchange its Original Term Loans for a like outstanding principal amount of Tranche 1 Term Loans on the Amendment and Restatement Date, which exchange shall be deemed to be the making of a Tranche 1 Term Loan by such Original Lender in such amount.

(b) Subject to and upon the terms and conditions herein and of the Amended and Restated Credit Agreement, each Additional Tranche 1 Lender severally agrees to make Tranche 1 Term Loans to Borrower on the Amendment and Restatement Date in a principal amount not to exceed its Additional Tranche 1 Term Loan Commitment on the Amendment and Restatement Date. Borrower shall prepay on the Amendment and Restatement Date all Original Term Loans of Non-Consenting Original Lenders with the gross proceeds of such Tranche 1 Term Loans.

(c) Borrower shall pay all accrued and unpaid interest on the Original Term Loans to the Original Lenders to, but not including, the date of repayment thereof, such payment to be made on such date of repayment and, solely in the case of Non-Consenting Original Lenders, shall include any breakage loss or expense under Section 3.05 of the Original Credit Agreement. The Amendment and Restatement Date shall be deemed the first day of a new Interest Period under the Amended and Restated Credit Agreement with respect to the Tranche 1 Term Loans made on the Amendment and Restatement Date.

(d) For avoidance of doubt, holders of the Tranche 1 Term Loans shall be entitled to the same guarantees and security interests pursuant to the Loan Documents from and after the Amendment and Restatement Date as the benefits to which the holders of Original Term Loans had been entitled immediately prior to the Amendment and Restatement Date.

(e) Borrower hereby consents to each Additional Tranche 1 Lender signatory hereto that is not also an Original Lender becoming a Lender under the Amended and Restated Credit Agreement.

(f) The Administrative Agent and the Lenders party hereto hereby waive the prepayment notice requirements set forth in Section 2.05(a)(i) of the Original Credit Agreement with respect to the prepayment of Original Term Loans on the Amendment and Restatement Date.

SECTION 3. Amendment and Restatement of Original Credit Agreement

On the Amendment and Restatement Date, the Original Credit Agreement shall be, and is hereby, amended and restated in its entirety as set forth in Annex I hereto (as set forth in such Annex I, the “Amended and Restated Credit Agreement”), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect by all parties hereto. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Amendment and Restatement Date shall not be affected by such amendment and restatement.

SECTION 4. Conditions Precedent to the Effectiveness of this Amendment

This Agreement shall become effective as of the date first written above (the “Amendment and Restatement Date”), and the obligations of the Lenders under the Amended and Restated Credit Agreement shall be subject to, satisfaction or waiver of each of the conditions precedent set forth in this Section 4 hereof.

(a) Executed Counterparts. The Administrative Agent shall have received this Agreement, duly executed by (A) each Original Lender, or in lieu of one or more Original Lenders, one or more Additional Tranche 1 Lenders, and (B) each of the other parties hereto.

(b) Interest. Borrower shall have paid in cash, simultaneously with the making of Tranche 1 Term Loans, to all Original Lenders all accrued and unpaid interest on the Original Term Loans, in each case, to, but not including, the Amendment and Restatement Date.

(c) Corporate and Other Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (a) the execution, delivery and performance of this Agreement and the Amended and Restated Credit Agreement (and any agreements relating thereto) and (b) in the case of Borrower, the extensions of credit contemplated hereunder and under the Amended and Restated Credit Agreement.

(d) No Default or Event of Default. After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing, either on the date hereof under the Original Credit Agreement or on the Amendment and Restatement Date under the Amended and Restated Credit Agreement.

(e) Certificates. The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties or the Loan Documents all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (ii) an officer’s certificate of Borrower, dated the Amendment and Restatement Date, confirming compliance with the conditions set forth in this Section 4.

(f) Opinions of Counsel. The Administrative Agent shall have received (i) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Latham & Watkins LLP, counsel to the Loan Parties and (ii) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Robinson, Bradshaw & Hinson, P.A., local counsel in North Carolina for the Loan Parties.

(g) Promissory Notes. Each Tranche 1 Lender shall have received, if requested reasonably in advance, one or more promissory notes payable to the order of such Lender duly executed by Borrower in substantially the form of Exhibit B to the Amended and Restated Credit Agreement evidencing its Tranche 1 Term Loans.

(h) Representations and Warranties. On the Amendment and Restatement Date, the representations and warranties made by Borrower in Section 5 hereof, as they relate to the Loan Parties at such time (except to the extent such representations and warranties refer to an earlier date), shall be true and correct in all material respects.

(i) Amended and Restated Credit Agreement. All other conditions precedent set forth in subsection 4.01 of the Amended and Restated Credit Agreement shall be satisfied or waived.

(j) Fees. The Arranger shall have received the fees required to be paid on the Amendment and Restatement Date, including those set forth in the Engagement Letter, dated February 17, 2012, by and among the Borrower and the Arranger, and all expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Arrangers) for which invoices have been presented on or prior to the Amendment and Restatement Date.

(k) Mortgage Property. The Borrower shall have provided Life of Loan flood hazard determinations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party) with respect to each Mortgaged Property. If any portion of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

SECTION 5. Representations and Warranties

(a) On and as of the Amendment and Restatement Date, after giving effect to this Agreement, Borrower hereby represents and warrants to the Administrative Agent and each Lender that this Agreement has been duly authorized, executed and delivered by Borrower and each Guarantor and constitutes the legal, valid and binding obligations of Borrower and each Guarantor enforceable against Borrower and each Guarantor in accordance with its terms and the Amended and Restated Credit Agreement and constitutes the legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) On the Amendment and Restatement Date, the Loan Parties, together with their Restricted Subsidiaries on a consolidated basis, are Solvent.

SECTION 6. No Other Amendments; References to the Credit Agreement

Other than as specifically provided herein or in the Amended and Restated Credit Agreement, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under (and as defined in) the Original Credit Agreement or any other Loan Document (as such term is defined in the Original Credit Agreement) or of any other term or condition of the Original Credit Agreement or any other Loan Document (as such term is defined in the Original Credit Agreement) nor shall the entering into of this Agreement preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Amended and Restated Credit Agreement. All references to the Original Credit Agreement in any document, instrument, agreement, or writing that is a Loan Document shall from and after the Amendment and Restatement Date be deemed to refer to the Amended and Restated Credit Agreement, and, as used in the Amended and Restated Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment and Restatement Date, the Amended and Restated Credit Agreement.

SECTION 7. Headings

The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 8. Execution in Counterparts

This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts together shall be deemed to constitute one and the same instrument. A counterpart hereof or a signature page hereto delivered by facsimile or electronic transmission (such as a .pdf file) shall be effective as delivery of a manually signed, original counterpart hereof.

SECTION 9. Cross-References

References in this Agreement to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Agreement.

SECTION 10. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Loan Party Acknowledgments

(a) Each Loan Party hereby (i) expressly acknowledges the terms of the Amended and Restated Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect and (iv) agrees that each Collateral Document secures all Obligations of the Guarantors in accordance with the terms thereof.

(b) Each Loan Party hereby reaffirms, as of the Amendment and Restatement Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee and its grant of Liens on the Collateral to secure the Obligations.

(c) Each Loan Party hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment and Restatement Date and the effectiveness of the Amended and Restated Credit Agreement), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

(d) Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(e) Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agents, each Lender and each other Agent of this document shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

SECTION 12. Post-Closing Collateral Matters

The Collateral Agent shall have received, to the extent not delivered on the Amendment and Restatement Date, within 60 days of the Amendment and Restatement Date, unless waived or extended by the Collateral Agent in the sole discretion of the Collateral Agent:

(i) With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(ii) A datedown endorsement to the existing mortgage title insurance policies (each, a “Mortgage Policy,” collectively, the “Mortgage Policies”) relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Collateral Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all defects, encumbrances and liens except for Permitted Encumbrances (as defined in each Mortgage), and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent;

(iii) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and Collateral Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment, the due authorization, execution and delivery of the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Collateral Agent;

(vi) With respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required to induce the title company to issue the Mortgage Policies; and

(vii) Evidence acceptable to the Collateral Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Mortgage Policies.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

COMMSCOPE, INC.

By:	/s/ Mark A. Olson
Name: Mark A. Olson
Title: Executive Vice President

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary

Signature Page to Amendment Agreement

COMMSCOPE, INC. OF NORTH CAROLINA ANDREW LLC CONNECTIVITY SOLUTIONS MANUFACTURING, INC. VEXTRA TECHNOLOGIES, LLC CABLE TRANSPORT, INC. ANDREW SYSTEMS, INC. ALLEN TELECOM LLC

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title: Senior Vice President

Signature Page to Amendment Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

Signature Page to Amendment Agreement